Exhibit 4.2
                                                                 -----------
            [Form of Face of Preferred Stock Certificate]


    THIS IS A GLOBAL CERTIFICATE REPRESENTING ALL OF THE SHARES OF THIS
           SERIES, AND THE BENEFICIAL OWNERS OF THE SHARES ARE
        NOT ENTITLED TO RECEIVE ANY CERTIFICATE REPRESENTING SHARES
                       BENEFICIALLY OWNED BY THEM.


     01
   -------                                                    ---------
   Number                                                      Shares

   INCORPORATED UNDER THE                             SEE REVERSE FOR CERTAIN
LAWS OF THE STATE OF DELAWARE                               DEFINITIONS


                              FORD HOLDINGS, INC.

                                                      CUSIP:

                   Flexible Rate Auction Preferred
              Stock--Series [O][P] (Liquidation Preference
                        $100,000 Per Share)

This certifies that
                                CEDE & CO.

is the owner of                     ***

Fully Paid and Non-Assessable Shares of Flexible Rate Auction
Preferred Stock--Series [O][P]

of Ford Holdings, Inc. (the "Company") transferable on the books of the Company only by the registered holder hereof, in person or by a duly authorized attorney, upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Company's Certificate of Incorporation, as amended, and to the provisions of certain Resolutions of the Board of Directors of the Company, copies of which are set forth in Certificates of Designations, filed in the office of the Secretary of the State of Delaware with respect to each class of Preferred Stock of the Company, to all of which the holder by acceptance hereof assents. Copies of such certificates are also on file with the Company.

                                WITNESS the signatures of the duly
                                authorized officers of the Company.

COUNTERSIGNED:



By:  THE BANK OF NEW YORK             ASSISTANT SECRETARY
     AUCTION AGENT, TRANSFER
     AGENT AND REGISTRAR
                                      VICE PRESIDENT - CONTROLLER


     AUTHORIZED OFFICER            DATED:  June 23, 1995

          [Form of Reverse of Preferred Stock Certificate]

                          FORD HOLDINGS, INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                          UNIF GIFT MIN ACT -....Custodian...
                                                                          (Cust)   (Minor)
TEN ENT -  as tenants by the entireties                 under Uniform Gifts to Minors

JT TEN -     as joint tenants with right
                 of survivorship and not as             Act...................
                 tenants in common                              (State)

</table)
                       Additional abbreviations may also be
                        used though not in the above list.

                            ---------------------------

    The Company will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations or restrictions of such preferences and/or rights.
Such request may be made to the Company or to the Auction Agent.

    For Value Received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

- -----------------------

_________________________________________________________________

_________________________________________________________________
    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
_________________________________________________________________

_________________________________________________________________

_________________________________  Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated:  ___________________

                                     _________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.

